MUTUAL RESCISSION OF SHARE EXCHANGE AGREEMENT

THIS MUTUAL RESCISSION OF SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into as 2 February 2007 by and between China Ethanol Corporation formerly know as F/K/A Xvariant a Nevada corporation (the Company"), and Easy Goups Limited, Inc. (Easy Groups)., a Hong Kong corporation ("Easy Group"), (the "Seller"):

WITNESETH:

WHEREAS, the Company, and the Easy Groups entered into a Share Exchange Agreement on 29 September 2006 (the "Share Exchange Agreement").

WHEREAS, Easy Groups were unable to produce audited financial statements to be filed on a pro forma basis in accordance with the rules and regulations of the Securities and Exchange Act of 1934, as amended; and

WHEREAS, for the reason set forth above, the Company, and Easy Groups wish to rescind the Share Exchange Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties agree as follows:

ARTICLE I

EXCHANGE OF SHARES

Easy Groups agree to deliver to the Company an aggregate of 42,527,000 (Forty Two Million) shares of the Company's common stock for cancellationand return to the Company's treasury.

ARTICLE II

RECISSION OF SHARE EXCHANGE AGREEMENT

Easy Groups and the Company agree, in consideration of their mutual covenants and agreement, that the Share Exchange Agreement is hereby rescinded effective immediately and that none of the parties hereto shall have any further rights or duties thereunder except that all representations and warranties made by any party to the Share Exchange Agreement will survive the effective date of the rescission of said agreement for a period of one year.

ARTICLE III

NOTICE

All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Company:
China Ethanol Corporation formerly know as F/K/A Xvariant Corp.

______

If to Easy Group :

______

ARTICLE IV

ENTIRE AGREEMENT

This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

ARTICLE V

Successors and Assigns

This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

ARTICLE VI

GOVERNING LAW

This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

ARTICLE VII

COUNTERPARTS

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE VIII

CONSTRUCTION

Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to articles, sections and the Disclosure Schedule are to the articles, sections and disclosure, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates. Any item that is disclosed in a representation or warranty or in the Disclosure Schedule shall be deemed disclosed for all purposes and for every representation and warranty.

ARTICLE IX

SEVERABILITY

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first set forth above.

China Ethanol Corporation formerly know as F/K/A XVARIANT CORP.

/s/ Reed L Benson
By: Reed L Benson
President

Easy Groups Limited

/s/
By: Thomas Hung
President

For and on behalf of
EASY GROUPS LIMITED
Authorized Signature(s)